UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 19, 2014

BEACON ENTERPRISE SOLUTIONS GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada (State of incorporation)	000-31355 (Commission File No.)	81-0438093 (IRS Employee Identification No.)

5495 Bryson Drive, Suite 423

Naples, FL 34109

(Address of principal executive offices, including zip code)

877-878-8136

(Registrant's telephone number, including area code)

502-657-3501

(Registrant's telephone number, including area code)

Copies to:

Richard A. Friedman, Esq.

Henry Nisser, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 26, 2014, the board of directors of Beacon Enterprise Solutions Group, Inc. (the “Company”) approved the merger of the Company with its wholly-owned subsidiary, Beacon Merger Sub, Inc. (the “Merger Sub”). On March 13, 2014, the Company and Merger Sub were merged, with the Company being the surviving entity. In connection with said merger, the Company changed its name to FTE Networks, Inc. (the “Name Change”). On March 13, 2014, the Company filed Articles of Merger with the Secretary of State of Nevada in order to effectuate the Name Change.

On Tuesday, March 18, 2014, the Name Change became effective for the principal market for the Company’s common stock, the Over-the-Counter Pink Sheets, after approval by the Financial Industry Regulatory Authority (“FINRA”).

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the complete text of the Articles of Merger filed with the Secretary of State of Nevada, which are attached hereto as Exhibit 3.1 and incorporated herein by reference. In addition, a copy of the press release regarding the Name Change is filed as Exhibit 99.1 to this Form 8-K, and is incorporated herein by reference.

Item 8.01 Other Events; Voluntary Stock Symbol Change

The Company’s common stock began trading under the new symbol “FTNW” on Tuesday, March 18, 2014.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1 99.1	Articles of Merger filed with the Secretary of State of Nevada on March 13, 2014 Press Release of FTE Networks, Inc. dated March 19, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON ENTERPRISE SOLUTIONS GROUP, INC.

Dated: March 19, 2014	By:	/s/ Michael Palleschi
Name: Michael Palleschi
Title: Chief Executive Officer

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